                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------

         Date of Report (Date of earliest event reported): MAY 29, 1996
                                                           ------------

                           BROOKTROUT TECHNOLOGY, INC.
               (Exact name of Registrant as specified in charter)

      MASSACHUSETTS                    0-20698                    04-2814792
- ----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission file number)         (IRS employer
     of incorporation)                                       identification no.)

                       410 FIRST AVENUE, NEEDHAM, MA 02194
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (617) 449-4100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

             There are __ pages in this Report, including exhibits.

                                  Page 1 of __
                         Exhibit Index Begins on Page __

ITEM 2. ACQUISITION OF ASSETS

         On May 29, 1996, Brooktrout Technology, Inc. (the "Registrant") consummated the acquisition of all of the outstanding equity interests of Technically Speaking, Inc., a Massachusetts corporation ("TSI"), for 475,328 shares of the Registrant's newly issued common stock. The amount of the consideration was determined on the basis of the Registrant's valuation of TSI. The Registrant acquired TSI from Andrew Fox, Beverly Fox, Robert Friedman, Raymond Phillips, Michael Tinglof, Joe Finegold, Diamentino Fidalgo and Michael Healy, none of whom was affiliated with the Registrant, any director or officer of the Registrant or any associate of any such director or officer. The acquisition was structured as a tax-free reorganization to be accounted for as a pooling of interests. The terms of this transaction are described more fully in a press release issued on March 8, 1996, a copy of which is included as an exhibit hereto and incorporated herein by reference.

         The Registrant has agreed to register approximately 50% of the shares of its common stock issued to the equity holders of TSI for resale under the Securities Act of 1933.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   Financial Statements of Business Acquired.

               Balance sheet of TSI as of March 31, 1996, and related statements of income, shareholders' equity and cash flows for the year then ended, audited by Deloitte & Touche LLP. At the time of filing of this Form 8-K/A it is impracticable for the Registrant to provide financial statements of TSI with respect to the period ended March 31,1996. Such financial information will be filed no later than August 12, 1996, in accordance with
               Item 7, paragraph (a)(4) of Form 8-K.

         (b) Pro Forma Condensed Combining Balance Sheet at December 31, 1995 and Pro Forma Condensed Combining Income Statements for the years ended December 31, 1995, 1994 and 1993. At the time of filing of this Form 8-K/A it is impracticable for the Registrant to provide financial statements of TSI with respect to the period ended March 31,1996. Such financial information will be filed no later than August 12, 1996, in accordance with
               Item 7, paragraph (a)(4) of Form 8-K.

         (c)   Exhibits

               None.

BALANCE SHEET OF TSI AS OF DECEMBER 31, 1995, AND RELATED STATEMENTS OF INCOME, SHAREHOLDERS' EQUITY AND CASH FLOWS FOR THE YEAR THEN ENDED, AUDITED BY DELOITTE & TOUCHE LLP.




                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of

  Technically Speaking, Inc.:



     We have audited the accompanying balance sheet of Technically Speaking, Inc. (the "Company") as of December 31, 1995, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As described in Note 1 to the financial statements, on March 8, 1996, the Company and its shareholders entered into an Agreement and Plan of Merger with Brooktrout Technology, Inc.


DELOITTE & TOUCHE LLP


Boston, Massachusetts


March 8, 1996

                           TECHNICALLY SPEAKING, INC.



                                 BALANCE SHEETS


                           DECEMBER 31, 1994 AND 1995



                                                                                       1995
                                                                       1994         -----------
                                                                    -----------
                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
     Cash.........................................................   $  28,274      $   --
     Accounts receivable (net of allowance for doubtful accounts
      of $33,026 in 1994 and $71,913 in 1995).....................     220,086        1,639,537
     Inventory....................................................      37,759           71,000
                                                                    -----------     -----------
          Total current assets....................................     286,119        1,710,537
PROPERTY AND EQUIPMENT, Net.......................................      46,085          184,402
OTHER ASSETS......................................................       1,720           13,676
                                                                    -----------     -----------
TOTAL.............................................................   $ 333,924      $ 1,908,615
                                                                    ===========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Line of credit borrowings....................................   $  --          $    50,000
     Accounts payable and accrued expenses........................     144,637          446,194
     Due to shareholders..........................................       1,928          --
     Deferred revenue.............................................      --              188,000
                                                                    -----------     -----------
          Total current liabilities...............................     146,565          684,194
                                                                    -----------     -----------
SHAREHOLDERS' EQUITY:
     Common stock, no par value:
       Series A; 200,000 shares authorized, 100,000 shares issued
        and outstanding; at issuance price........................         100              100
       Series B; 200,000 shares authorized, none issued or
        outstanding;..............................................      --              --
     Retained earnings............................................     187,259        1,224,321
                                                                    -----------     -----------
          Total shareholders' equity..............................     187,359        1,224,421
                                                                    -----------     -----------
TOTAL.............................................................   $ 333,924      $ 1,908,615
                                                                    ===========       =========



                       See notes to financial statements.

                           TECHNICALLY SPEAKING, INC.



                              STATEMENTS OF INCOME


              PERIOD FROM SEPTEMBER 1, 1993 (DATE OF INCEPTION) TO


          DECEMBER 31, 1993 AND YEARS ENDED DECEMBER 31, 1994 AND 1995



                                                            1993           1994           1995
                                                         -----------    -----------    -----------
                                                         (UNAUDITED)    (UNAUDITED)
REVENUES:
     Software licenses.................................   $ 208,926     $   584,032    $ 2,316,453
     Hardware..........................................     122,470         869,492      1,441,550
     Consulting........................................      --              10,000        769,693
     Maintenance.......................................      --             --              13,000
                                                         -----------    -----------    -----------
          Total revenues...............................     331,396       1,463,524      4,540,696
                                                         -----------    -----------    -----------
COST AND EXPENSES:
     Cost of sales -- licenses.........................      11,585          44,885        111,488
     Cost of sales -- hardware.........................      85,607         625,534      1,108,038
     Cost of sales -- consulting.......................      --              39,858        166,387
     Selling and marketing.............................      27,769         266,588        969,416
     Research and development..........................      82,714         235,181        622,286
     General and administrative........................      21,030         170,178        516,465
                                                         -----------    -----------    -----------
          Total costs and expenses.....................     228,705       1,382,224      3,494,080
                                                         -----------    -----------    -----------
OPERATING INCOME.......................................     102,691          81,300      1,046,616
OTHER INCOME, Net......................................      --               3,268         12,745
                                                         -----------    -----------    -----------
NET INCOME.............................................   $ 102,691     $    84,568    $ 1,059,361
                                                         ===========      =========      =========
HISTORICAL INCOME PER COMMON SHARE.....................   $    1.03     $      0.85    $     10.39
                                                         ===========      =========      =========
PRO FORMA DATA:
     Historical net income.............................   $ 102,691     $    84,568    $ 1,059,361
     Provision for income taxes........................      42,000          34,000        424,000
                                                         -----------    -----------    -----------
PRO FORMA NET INCOME...................................   $  60,691     $    50,568    $   635,361
                                                         ===========      =========      =========
PRO FORMA INCOME PER COMMON SHARE......................   $    0.61     $      0.51    $      6.23
                                                         ===========      =========      =========
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES...     100,000         100,000        101,953
                                                         ===========      =========      =========



                       See notes to financial statements.

                           TECHNICALLY SPEAKING, INC.



                       STATEMENTS OF SHAREHOLDERS' EQUITY


              PERIOD FROM SEPTEMBER 1, 1993 (DATE OF INCEPTION) TO


          DECEMBER 31, 1993 AND YEARS ENDED DECEMBER 31, 1994 AND 1995



                                                      COMMON STOCK
                                                  --------------------     RETAINED
                                                  SERIES A    SERIES B     EARNINGS       TOTAL
                                                  --------    --------    ----------    ----------
INITIAL CAPITALIZATION OF THE COMPANY...........    $100        $--       $   --        $      100
     Net income.................................    --          --           102,691       102,691
                                                  --------    --------    ----------    ----------
BALANCE, DECEMBER 31, 1993 (Unaudited)..........     100        --           102,691       102,791
     Net income.................................    --          --            84,568        84,568
                                                  --------    --------    ----------    ----------
BALANCE, DECEMBER 31, 1994 (Unaudited)..........     100        --           187,259       187,359
     Net income.................................    --          --         1,059,361     1,059,361
     Distributions to shareholders..............    --          --           (22,299)      (22,299)
                                                  --------    --------    ----------    ----------
BALANCE, DECEMBER 31, 1995......................    $100        $--       $1,224,321    $1,224,421
                                                  ========    =======      =========     =========



                       See notes to financial statements.

                           TECHNICALLY SPEAKING, INC.

                            STATEMENTS OF CASH FLOWS

              PERIOD FROM SEPTEMBER 1, 1993 (DATE OF INCEPTION) TO

          DECEMBER 31, 1993 AND YEARS ENDED DECEMBER 31, 1994 AND 195


                                                                        1994
                                                                    ------------      1995
                                                          1993      (UNAUDITED)   ------------
                                                      ------------
                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................................  $  102,691     $ 84,568    $ 1,059,361
     Adjustments to reconcile net income to cash used
       in operating activities:
          Depreciation...............................         388        4,382         22,896
          Changes in assets and liabilities:
               Account receivable....................    (127,771)     (92,315)    (1,419,451 )
               Inventory.............................          --      (37,759)       (33,241 )
               Due to (from) shareholders............       1,828          100         (1,928 )
               Other assets..........................        (280)      (1,440)       (11,956 )
               Accounts payable and accrued
                 expenses............................      29,373      115,264        301,557
               Deferred revenue......................          --           --        188,000
                                                      ------------  ------------  ------------
                    Cash provided by operating
                      activities.....................       6,229       72,800        105,238
                                                      ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES --
  Purchase of property and equipment.................      (5,825)     (45,030)      (161,213 )
                                                      ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders......................          --           --        (22,299 )
  Proceeds from issuance of common stock.............         100           --             --
  Net proceeds from line of credit...................          --           --         50,000
                                                      ------------  ------------  ------------
                    Cash provided by financing
                      activities.....................         100           --         27,701
                                                      ------------  ------------  ------------
INCREASE (DECREASE) IN CASH..........................         504       27,770        (28,274 )
CASH AT BEGINNING OF PERIOD..........................          --          504         28,274
                                                      ------------  ------------  ------------
CASH AT END OF PERIOD................................  $      504     $ 28,274    $        --
                                                      ============  ============  ============



                       See notes to financial statements.

                           TECHNICALLY SPEAKING, INC.


                         NOTES TO FINANCIAL STATEMENTS



1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     Business -- Technically Speaking, Inc. (the "Company") was incorporated in Massachusetts to engage in the business of computer software and hardware development in the area of telecommunications and other related technical fields. The Company's operating facility is located in Massachusetts, although the Company does business throughout the United States.



     Agreement and Plan of Merger -- On March 8, 1996, the shareholders entered into an Agreement and Plan of Merger with Brooktrout Technology, Inc. ("BTI") whereby the shareholders agreed to exchange their shares of common stock for shares of common stock of BTI. The transaction is expected to close in May 1996.



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     Revenue Recognition -- The Company recognizes revenue from software license sales upon delivery of the software. Revenue from maintenance and support contracts is deferred and recognized as the services are performed. Maintenance and support revenues included with an initial license fee are unbundled and recognized as the services are performed.



     Concentration of Credit Risk -- The majority of the Company's revenues are from customers in high technology industries, who are not required to provide collateral for amounts owed to the Company. The Company's customers are dispersed over a wide geographic area and are subject to periodic review under the Company's credit policies.



     Inventory -- Inventory, which consists of finished goods, is carried at the lower of cost or market, determined on a first-in, first-out basis.



     Property and Equipment -- Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives.



     Research and Development and Software Costs -- Research and development costs are expensed as incurred. Costs associated with the development of software are expensed prior to establishing technological feasibility. To date, no development costs have qualified for capitalization.



     Income Taxes -- The Company and its shareholders have elected to be treated as a Subchapter S corporation under the Internal Revenue Code. As a result, the Company's income is taxed at the shareholder level and no provision is made for income taxes by the Company. Concurrent with the change in ownership described above, this election will terminate and the Company will be subject to income taxes on a prospective basis.



     Although not subject to income taxes since the Company's income is taxed at the shareholder level, differences have arisen between the reported amounts of assets and liabilities and the related tax bases of these items due to the use of the cash method of accounting for income tax purposes. At December 31, 1994 and 1995, these differences are approximately as follows:



                                                                     1994          1995
                                                                   --------     -----------
                                                                   (UNAUDITED)
     Accounts receivable.........................................  $220,000     $ 1,640,000
     Accounts payable and accrued expenses.......................  (145,000)       (446,000)
     Deferred revenue............................................     --           (188,000)
                                                                   --------     -----------
     Gross temporary differences.................................  $ 75,000     $ 1,006,000
                                                                   ========       =========

                           TECHNICALLY SPEAKING, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



     Had the Company been subject to income taxes, these temporary differences would have resulted in the recording of deferred tax liabilities of approximately $30,000 and $402,000 at December 31, 1994 and 1995, respectively.



     Cash Flow Information -- Supplemental disclosure of cash flow information is as follows:



                                                                 PERIOD ENDED DECEMBER 31,
                                                                 --------------------------
                                                                  1993      1994      1995
                                                                 ------    ------    ------
     Cash paid for interest expense............................  $ --      $ --      $3,216



     Income Per Common Share -- Income per common share is computed using the weighted average number of common and common equivalent shares outstanding during each period. Common equivalent shares consist of stock options using the treasury stock method. Pro forma income per common share is based upon reported net income adjusted for a pro forma tax charge.



     Distributions to Stockholders -- The Company's policy is to distribute annually to its shareholders an amount sufficient to pay the income taxes on the Subchapter S income reported on their personal returns. In 1995 and 1996, distributions of $22,299 and $12,000 were made based on 1994 and 1995 Subchapter S income, respectively. No significant tax liability was incurred for 1993 income, therefore, no distribution was required.



     Use of Estimates -- The preparation of financial statements requires, of necessity, the use of estimates to determine the appropriate carrying value of certain assets and liabilities. Actual results could differ from these estimates.



     Fair Value of Financial Instruments -- Financial instruments held or used by the Company consist of cash, accounts receivable, accounts payable, and the line of credit. The fair value of these instruments is based on management's estimates as of December 31, 1994 and 1995, which could change if market conditions change. Given the nature of the items considered financial instruments and the variable rate borne by the line of credit, management believes that carrying value approximates fair value for all financial instruments.


NEW ACCOUNTING PRONOUNCEMENTS

     Accounting for Long-Lived Assets -- In 1994, the FASB issued SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Assets Held for Sale," which will be effective for fiscal 1996. Adoption is not expected to have a material impact on the Company's financial position.

     Accounting for Stock Compensation -- In 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which is effective in fiscal 1996. SFAS No. 123 prescribes a fair value approach to measuring the compensation element of grants or awards of equity instruments to employees or outsiders. SFAS No. 123 will allow companies to continue to use the intrinsic value methodology provisions of APB 25 for measuring compensation to employees; however, companies are required to use the fair value method to measure compensation to outsiders. The Company has not yet determined the impact of adoption of this accounting pronouncement.

                           TECHNICALLY SPEAKING, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



2.  PROPERTY AND EQUIPMENT


     Property and equipment and estimated useful lives consist of the following at September 30:


                                                                              1995
                                                                 1994       --------
                                                             ------------
                                                             (UNAUDITED)
          Computer and office equipment (5 years)..........    $  5,825     $150,196
          Other equipment (7 years)........................      44,403       42,403
          Furniture (7 years)..............................         627       19,469
                                                             ------------   --------
          Total............................................      50,855      212,068
          Less accumulated depreciation....................       4,770       27,666
                                                             ------------   --------
          Property and equipment, net......................    $ 46,085     $184,402
                                                             ============   ========


3.  COMMON STOCK


     Stock Option Plan -- The Company's 1995 Stock Plan (the "Plan"), adopted in January 1995, provides for grants of options to purchase up to 200,000 shares of the Company's class B common stock. Grants may be in the form of incentive stock options or nonstatutory options. Exercise prices and vesting periods are determined by the Compensation Committee of the Board of Directors on the date of grant. All grants made under the Plan have been at estimated fair market value, as determined by the Board of Directors. Options generally vest ratably over a four-year period, although all option grants contain acceleration provisions in the event of a change in control of the Company. A summary of activity in the plan is as follows:


                                                              NUMBER OF    EXERCISE
                                                                SHARES       PRICE
                                                              ----------   ---------
          Granted in January 1995 and outstanding at
            December 31, 1995...............................     2,040       $5.00
                                                              ===========  ========
          Exercisable at December 31, 1995..................       488
                                                              ===========

4.  COMMITMENTS


     The Company leases its office facilities under noncancellable operating leases. The lease contains rent holiday and escalation clauses. Rent expense under the lease is recognized on a straight-line basis. Total rent expense was approximately $4,900, $19,900 and $87,100 for the period from September 1, 1993 to December 31, 1993 and for the years ended December 31, 1994 and 1995, respectively.


     Future minimum payments under noncancellable leases for years ending December 31 are as follows:


          1996...........................................................  $145,144
          1997...........................................................   214,700
          1998...........................................................   233,968
          1999...........................................................   235,344
          2000...........................................................   238,096
          Thereafter.....................................................    79,824

                           TECHNICALLY SPEAKING, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



5.  SIGNIFICANT CUSTOMERS


     During the year ended December 31, 1994, one customer represented approximately 33% of the Company's total revenue. During the year ended December 31, 1995, two customers represented 35% and 15% of the Company's total revenue.

6.  LINE OF CREDIT


     On March 16, 1995, a working capital line of credit in the amount of $100,000, collateralized by the assets of the Company, was made available for use by the Company by a bank. At December 31, 1995, there were $50,000 of borrowings outstanding under this facility. Borrowings bear interest at the bank's prime rate plus 1.25% (9.75% at December 31, 1995). In connection with this facility, the Company must meet certain covenants contained in the agreement. Borrowings under the line are collateralized by substantially all of the Company's assets and repayment is guaranteed by the shareholders.



7.  EMPLOYEE RETIREMENT PLAN



     The Company has a 401(k) employee savings plan, established in 1995, which allows employees to defer specified amounts of their compensation on a pretax basis. The Company will contribute $.50 for every $1 contributed by an eligible employee up to a maximum of 6% of that employee's compensation. Company contributions to the plan were $19,900 in 1995.



                                  * * * * * *

PRO FORMA CONDENSED COMBINING BALANCE SHEET AT DECEMBER 31, 1995 AND PRO FORMA CONDENSED COMBINING INCOME STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993.


               PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


     The following unaudited Pro Forma Condensed Combining Balance Sheet at December 31, 1995 and Pro Forma Condensed Combining Income Statements for the years ended December 1995, 1994 and 1993 (the "Pro Forma Condensed Combining Financial Statements") illustrate the effect of the Merger as if the Merger had occurred as of the beginning of the earliest period presented. Pursuant to the terms of the Merger, each holder of TSI Common Stock will be entitled to receive shares of Brooktrout Common Stock based on an exchange ratio of 4.6681 shares of Brooktrout Common Stock for each share of TSI Common Stock. The Pro Forma Condensed Combining Balance Sheet combines Brooktrout's December 31, 1995 consolidated balance sheet incorporated by reference herein with TSI's December 31, 1995 balance sheet appearing elsewhere herein. The Pro Forma Condensed Combining Income Statements combine Brooktrout's historical results for each of the three fiscal years ended December 31, 1995, 1994 and 1993 with the corresponding TSI results for the three fiscal years ended December 31, 1995, 1994 and 1993, respectively. The Pro Forma Condensed Combining Financial Statements do not give effect to any transaction charges associated with the consummation of the Merger. All such costs are estimated to approximate $1.2 million ($1.0 million, net of related tax effects). The Pro Forma Combining Condensed Financial Statements have been prepared on the basis that the Merger will be accounted for as a pooling of interests.


     The accompanying pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial condition that would have been achieved if the Company and TSI had operated as a combined company during the period presented. In addition, the accompanying pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial condition which may be achieved in the future.


     The accompanying pro forma condensed combined financial statements have been prepared using the principles and assumptions set forth in the accompanying Notes to Pro Forma Condensed Combining Financial Statements and should be read in conjunction with the consolidated financial statements and notes thereto of the Company incorporated herein by reference and the financial statements and notes thereto of TSI included in Appendix B to this Proxy Statement.

                  PRO FORMA CONDENSED COMBINING BALANCE SHEET

                            AS OF DECEMBER 31, 1995


                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                PRO FORMA
                                                                         -----------------------
                                                 BROOKTROUT     TSI      ADJUSTMENTS    COMBINED
                                                 ----------    ------    -----------    --------
ASSETS
  Current assets:
     Cash and equivalents......................   $ 14,230                              $14,230
     Marketable securities.....................      7,924                                7,924
     Accounts receivable.......................      4,499     $1,639                     6,138
     Inventory.................................      3,807         71                     3,878
     Deferred tax assets.......................        454                                  454
     Other prepaid expenses....................        366                                  366
                                                 ----------    ------                   --------
       TOTAL CURRENT ASSETS....................     31,280      1,710                    32,990
                                                 ----------    ------                   --------
Equipment and furniture:
     Computer equipment........................      1,346                                1,346
     Furniture and office equipment............        327        212                       539
                                                 ----------    ------                   --------
       Total...................................      1,673        212                     1,885
       Less accumulated depreciation and
          amortization.........................       (824)       (28)                     (852 )
                                                 ----------    ------                   --------
       EQUIPMENT AND FURNITURE -- NET..........        849        184                     1,033
     Intangibles and other assets..............        585         14                       599
                                                 ----------    ------                   --------
       TOTAL...................................   $ 32,714     $1,908                   $34,622
                                                 =========     ======                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
     Line of credit............................                $   50                   $    50
     Current portion of long-term debt.........   $      6                                    6
     Accounts payable and other accrued
       expenses................................      4,517        446                     4,963
     Customer deposits.........................        376                                  376
     Accrued warranty costs....................        336                                  336
     Accrued compensation and commission.......      1,185                                1,185
     Deferred revenue..........................                   188                       188
     Accrued income taxes......................      1,063                                1,063
                                                 ----------    ------                   --------
       TOTAL CURRENT LIABILITIES...............      7,483        684                     8,167
                                                 ----------    ------                   --------
Deferred rent..................................         10                                   10
Stockholders equity:
Common stock, $.01 par value; 5,989,586 shares
  for Brooktrout and 100,000 for TSI (6,464,914
  shares pro forma)............................         60                   $ 5             65
Additional paid-in capital.....................     16,921                   $(5)        16,916
Unrealized gains on marketable securities......         49                                   49
Retained earnings..............................      8,191      1,224                     9,415
                                                 ----------    ------                   --------
TOTAL STOCKHOLDERS' EQUITY.....................     25,221      1,224                    26,445
                                                 ----------    ------                   --------
     TOTAL.....................................   $ 32,714     $1,908                   $34,622
                                                 =========     ======                   =========



              The accompanying notes are an integral part of these


              Pro Forma Condensed Combining Financial Statements.

                 PRO FORMA CONDENSED COMBINING INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                PRO FORMA
                                                                         -----------------------
                                                 BROOKTROUT     TSI      ADJUSTMENTS    COMBINED
                                                 ----------    ------    -----------    --------
Revenue........................................   $ 34,392     $4,541       $(260)(7)   $38,673
Cost and expenses:
     Cost of product sold......................     16,633      1,386        (260)(7)    17,759
     Research and development..................      4,200        622                     4,822
     Selling, general and administrative.......      7,658      1,486                     9,144
                                                 ----------    ------    -----------    --------
          Total cost and expenses..............     28,491      3,494        (260)       31,725
                                                 ----------    ------    -----------    --------
Income from operations.........................      5,901      1,047       --            6,948
                                                 ----------    ------    -----------    --------
Other income:
     Interest/other income.....................        952         15       --              967
     Interest expense..........................         (4)        (3)                       (7 )
                                                 ----------    ------                   --------
          Total other income...................        948         12                       960
                                                 ----------    ------                   --------
Income before income tax provision.............      6,849      1,059                     7,908
Income tax provision(6)........................      2,705       --                       2,705
                                                 ----------    ------    -----------    --------
Net income.....................................   $  4,144     $1,059       $--         $ 5,203
                                                 =========     ======    ===========    =========
Net income.....................................   $  4,144     $1,059                   $ 5,203
Pro forma tax charge...........................     --            424                       424
                                                 ----------    ------                   --------
Pro forma net income...........................   $  4,144     $  635                   $ 4,779
                                                 =========     ======                   =========
Pro forma income per common share:.............   $   0.66     $ 6.23                   $  0.71
                                                 =========     ======                   =========
Weighted average number of common and common
  equivalent shares outstanding................      6,243        102                     6,718
                                                 =========     ======                   =========



              The accompanying notes are an integral part of these


              Pro Forma Condensed Combining Financial Statements.

                 PRO FORMA CONDENSED COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                               PRO FORMA
                                                                        ------------------------
                                                 BROOKTROUT     TSI     ADJUSTMENTS    COMBINED
                                                 -----------   ------   ------------   ---------
Revenue........................................    $23,462     $1,464      $  (38)(7)   $24,888
Cost and expenses:
  Cost of product sold.........................     11,383        710         (38)(7)    12,055
  Research and development.....................      3,288        235                     3,523
  Selling, general and administrative..........      5,248        438                     5,686
                                                 -----------   ------   ------------   ---------
     Total cost and expenses...................     19,919      1,383         (38)       21,264
                                                 -----------   ------   ------------   ---------
Income from operations.........................      3,543         81          --         3,624
                                                 -----------   ------   ------------   ---------
Other income:
  Interest/other income........................        600          4                       604
  Interest expense.............................        (10)        --                       (10)
                                                 -----------   ------                  ---------
     Total other income........................        590          4                       594
                                                 -----------   ------                  ---------
Income before income tax provision.............      4,133         85                     4,218
Income tax provision(6)........................      1,589         --                     1,589
                                                 -----------   ------   ------------   ---------
Net income.....................................    $ 2,544     $   85      $   --       $ 2,629
                                                 ==========    ======   ============   ==========
Net income.....................................    $ 2,544     $   85                   $ 2,629
Pro forma tax charge...........................         --         34                        34
                                                 -----------   ------                  ---------
Pro forma net income...........................    $ 2,544     $   51                   $ 2,595
                                                 ==========    ======                  ==========
Pro forma income per common share:.............    $  0.42     $ 0.51                   $  0.40
                                                 ==========    ======                  ==========
Weighted average number of common and common
  equivalent shares outstanding................      6,087        100                     6,562
                                                 ==========    ======                  ==========



              The accompanying notes are an integral part of these


              Pro Forma Condensed Combining Financial Statements.

                 PRO FORMA CONDENSED COMBINING INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                    PRO FORMA
                                                                 BROOKTROUT   TSI    COMBINED
                                                                 -----------  ----  ----------
Revenue.........................................................   $17,729    $331   $ 18,060
Cost and expenses:
  Cost of product sold..........................................     8,637     97       8,734
  Research and development......................................     2,501     83       2,584
  Selling, general and administrative...........................     4,246     48       4,294
                                                                 -----------  ----  ----------
     Total cost and expenses....................................    15,384    228      15,612
                                                                 -----------  ----  ----------
Income from operations..........................................     2,345    103       2,448
                                                                 -----------  ----  ----------
Other income:
  Interest/other income.........................................       494                494
  Interest expense..............................................       (14)               (14)
                                                                 -----------  ----  ----------
     Total other income.........................................       480     --         480
                                                                 -----------  ----  ----------
Income before income tax provision and change in accounting
  principle.....................................................     2,825    103       2,928
Income tax provision(6).........................................       986     --         986
                                                                 -----------  ----  ----------
Income before change in accounting principle....................     1,839    103       1,942
Change in accounting principle..................................       337                337
                                                                 -----------  ----  ----------
Net income......................................................   $ 2,176    $103   $  2,279
                                                                 ==========   ===== ==========
Net income......................................................   $ 2,176    $103   $  2,279
Pro forma tax charge............................................        --     42          42
                                                                 -----------  ----  ----------
Pro forma net income............................................   $ 2,176    $61    $  2,237
                                                                 ==========   ===== ==========
Pro forma income per common share:
  Before change in accounting principle.........................     $0.30    $.61      $0.29
                                                                   -------    ---      ------
                                                                   -------    ---      ------
  Net income....................................................     $0.36    $.61      $0.34
                                                                   -------    ---      ------
                                                                   -------    ---      ------
Weighted average number of common and common equivalent shares
  outstanding...................................................     6,047    100       6,522
                                                                 ==========   ===== ==========



              The accompanying notes are an integral part of these


              Pro Forma Condensed Combining Financial Statements.

           BROOKTROUT TECHNOLOGY, INC. AND TECHNICALLY SPEAKING, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                         COMBINING FINANCIAL STATEMENTS



     1. The Pro Forma Condensed Combining Financial Statements are presented for illustrative purposes only and do not give effect to any synergies which could be expected to occur due to the integration of Brooktrout's and TSI's operations. Additionally, the Pro Forma Condensed Combining Financial Statements exclude (1) the transaction costs related to the Merger and (2) nonrecurring costs and expenses associated with integrating the operations of the businesses. The nonrecurring cost estimate is preliminary and is therefore subject to change. The transaction costs and other nonrecurring expenses will be charged to operations upon consummation of the merger. The Pro Forma Condensed Combining Financial Statements assume that the Merger qualifies as a "tax-free" reorganization for federal income tax purposes and a "pooling of interests" for accounting purposes.



     2. Stockholders' equity as of December 31, 1995 has been adjusted to reflect the issuance of 475,328 shares of Brooktrout Common Stock in exchange for all of the issued and outstanding shares of TSI common stock and options.



     3. Pro forma combined net income per share is based on the combined weighted average number of common and common equivalent shares, after adjusting TSI's historical weighted average common shares for the conversion into Brooktrout shares at a ratio of 4.6681. Common equivalent shares consist of common stock issuable upon the exercise of outstanding options and warrants.



     4. All intercompany transactions or balances included in the Pro Forma Condensed Combining Financial Statements have been eliminated and no adjustments are required to conform the accounting policies of Brooktrout and TSI.



     5. Total costs associated with the Merger are estimated to be approximately $1.2 million. Transaction costs incurred by Brooktrout and TSI include fees to financial advisors, legal, accounting and other related expenses. Nonrecurring costs and expenses associated with integrating the operations of the two companies will be charged against income of the combined company at the consummation of the Merger which is anticipated to occur in May 1996. The Pro Forma Condensed Combining Balance Sheet does not include the effect of recording these costs.



     6. Brooktrout adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("FAS No.109"), effective in 1993. TSI has elected to be treated as a Subchapter S corporation for income tax purposes. Under this election, income is taxed directly to the shareholders. Accordingly, TSI's historical financial statements do not reflect a provision for income taxes. Pro forma income per share reflects tax charges of $452, $34, and $42 in 1995, 1994 and 1993 respectively, to provide taxes on TSI's income for those periods at a 40% effective tax rate.



     7.  To eliminate intercompany sales and purchases.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized

                                             BROOKTROUT TECHNOLOGY, INC.

Dated: June 13, 1996                         By: /s/ Robert C. Leahy
                                                 -----------------------
                                                 Robert C. Leahy
                                                 Vice President